UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 15, 2015, certain of the European subsidiaries of Claire’s Stores, Inc. entered into an amendment (the “Amendment”) to their unsecured multi-currency revolving credit facility (the “Euro Revolver”), dated October 2, 2014. The Amendment increased the size of the Euro Revolver from Euro 35 million to USD 50 million and included certain other technical amendments. The borrowers under the Euro Revolver consist of certain direct and indirect European subsidiaries of Claire’s (Gibraltar) Holdings Ltd. (“Claire’s Gibraltar”). All obligations under the Euro Revolver continue to be guaranteed by Claire’s (Gibraltar) and the European borrower subsidiaries, subject to certain exceptions and limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: July 15, 2015	By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President and Chief Financial Officer